LAZARD LTD REPORTS
THIRD-QUARTER AND NINE-MONTH 2023 RESULTS
Lazard Ltd Announces Conversion to C-Corporation

Financial Advisory momentum in Private Capital Advisory and Restructuring	Asset Management AUM of $228 billion increased 15% since third quarter 2022	Returned $285 million in capital to shareholders year to date

NEW YORK, October 26, 2023 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $532 million for the quarter ended September 30, 2023. Net income, as adjusted2, was $10 million, or $0.10 per share, diluted, for the quarter. On a U.S. GAAP basis, third-quarter 2023 net income was $7 million, or $0.06 per share, diluted.

For the first nine months of 2023 net income, as adjusted, was $10 million, or $0.10 per share, diluted. On a U.S. GAAP basis, net loss for the first nine months of 2023 was $139 million, or $1.60 per share, diluted.

"While our third-quarter results reflect challenging conditions for M&A, we view the market as poised for a recovery in the quarters ahead. In addition, we see continued solid performance in Asset Management and we expect changes made in that business to contribute to future growth," said Peter R. Orszag, Chief Executive Officer, Lazard. “Today's announcement of our conversion to a C-Corporation positions us to attract a broader base of investors, enhances liquidity and reflects our focus on delivering long-term value for shareholders.”

($ in millions, except	Quarter Ended			Nine Months Ended
per share data and AUM)	September 30,			September 30,

	2023	2022	%'23-'22	2023	2022	%'23-'22
Net Income (Loss)
U.S. GAAP	$7	$106	(93%)	($139)	$315	NM
Per share, diluted	$0.06	$1.06	(94%)	($1.60)	$3.03	NM
Adjusted[2]	$10	$106	(90%)	$10	$317	(97%)
Per share, diluted	$0.10	$1.05	(90%)	$0.10	$3.02	(97%)

Operating Revenue[1]
Total operating revenue	$532	$724	(27%)	$1,679	$2,098	(20%)
Financial Advisory	$261	$454	(42%)	$879	$1,249	(30%)
Asset Management	$262	$263	–%	$794	$840	(5%)

AUM ($ in billions)
Period end	$228	$198	15%
Average	$236	$212	11%	$233	$233	–%

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com
Note: Endnotes are on page 5 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 13-14.

OPERATING REVENUE
Operating revenue was $532 million for the third quarter of 2023, and $1,679 million for the first nine months of 2023, 27% and 20% lower, respectively, from the comparable 2022 periods.
Financial Advisory
For the third quarter of 2023, Financial Advisory operating revenue was $261 million, 42% lower than the third quarter of 2022.
For the first nine months of 2023, Financial Advisory operating revenue was $879 million, 30% lower than the first nine months of 2022.

During and since the third quarter of 2023, Lazard has been engaged in significant and complex M&A transactions globally, including the following (clients are in italics): Westrock’s $33.5 billion combination with Smurfit Kappa Group; Biogen’s $7.3 billion acquisition of Reata Pharmaceuticals; HEICO’s $2.05 billion acquisition of Wencor; RPT’s $2 billion acquisition by Kimco Realty; Tawal’s €1.2 billion acquisition of mobile tower infrastructure assets from BC Partners-backed United Group; SAES Getters’ $900 million divestiture of its nitinol business to Resonetics; STERIS’ $540 million acquisition of surgical instrumentation assets from Becton, Dickinson and Company; Anthesis’ sale of a majority stake of the company to Carlyle; The Ferrero Group on Ferrara Candy’s acquisition of Dori Alimentos S.A.; IBM’s sale of The Weather Company assets to Francisco Partners and Mitsui’s acquisition of a 70% Stake in Nutrinova from Celanese.

Lazard's preeminent restructuring and liability management practices have been engaged in a broad range of visible and complex restructuring and debt advisory assignments, including debtor roles involving Air Methods, Bed Bath & Beyond, Inversiones Latin America Power, IKKS, Latécoère, National CineMedia, SiO2 Medical Products, and creditor and/or related party roles involving Endo Pharmaceuticals, Hilding Anders, Orpea, Party City, SVB Financial Group, Telegraph Media Group and Venator.

Our Private Capital Advisory practice remains active and engaged in assignments, including BPEA EQT's $6.5 billion merger of and cross-fund investment in Vistra and Tricor, Paine Schwartz Partners' raise of $1.7 billion for Paine Schwartz Food Chain Fund VI, L.P. and Wells Fargo’s $2 billion sale of private equity fund investments. Our Sovereign Advisory practice continues to be active in advising governments, sovereign and sub-sovereign entities across developed and emerging markets, including assignments for the governments of Sri Lanka and Greece.
For a list of publicly announced Financial Advisory transactions on which Lazard advised in the third quarter of 2023, or continued to advise or completed since September 30, 2023, please visit our website at www.lazard.com/financial-advisory/transactions/.

Asset Management
For the third quarter of 2023, Asset Management operating revenue was $262 million, flat compared to the third quarter of 2022. For the first nine months of 2023, Asset Management operating revenue was $794 million, 5% lower than the first nine months of 2022.
For the third quarter of 2023, management fees and other revenue was $260 million, 8% higher than the third quarter of 2022, and in line with the second quarter of 2023. For the first nine months of 2023, management fees and other revenue was $780 million, 1% lower than the first nine months of 2022.
Average assets under management (AUM) for the third quarter of 2023 was $236 billion, 11% higher than the third quarter of 2022, and level with the second quarter of 2023. Average AUM for the first nine months of 2023 was $233 billion, level with the first nine months of 2022.
AUM as of September 30, 2023, was $228 billion, 5% lower than June 30, 2023, and 15% higher than September 30, 2022. The sequential change from June 30, 2023 was driven by market depreciation of $5.8 billion, foreign exchange depreciation of $3.3 billion and net outflows of $2.0 billion.
For the third quarter of 2023, incentive fees were $2 million, compared to $22 million for the third quarter of 2022. For the first nine months of 2023, incentive fees were $14 million, compared to $54 million for the first nine months of 2022.
OPERATING EXPENSES
Compensation and Benefits3
For the third quarter of 2023, adjusted compensation and benefits expense1 was $364 million, compared to $434 million for the third quarter of 2022. The adjusted compensation ratio for the third quarter of 2023 was 68.4%, compared to the third-quarter 2022 ratio of 60.0%.
For the first nine months of 2023, adjusted compensation and benefits expense was $1,187 million, compared to $1,238 million for the first nine months of 2022.
Our goal remains to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, while targeting a consistent deferral policy.
Non-Compensation Expense
For the third quarter of 2023, adjusted non-compensation expense1 was $137 million, 7% higher than the third quarter of 2022, primarily reflecting increased occupancy costs as well as higher technology and professional services expenses.
The ratio of adjusted non-compensation expense to operating revenue was 25.9% for the third quarter of 2023, compared to 17.7% for the third quarter of 2022.
Adjusted non-compensation expense for the first nine months of 2023 was $423 million, 13% higher than the first nine months of 2022. The ratio of adjusted non-compensation expense to operating revenue for the first nine months of 2023 was 25.2%, compared to 17.9% for the first nine months of 2022.

Our goal remains to maintain an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.
TAXES
The effective tax rate on an adjusted basis1 was 8.4% for the third quarter of 2023 and 3.9% for the first nine months of 2023, compared to 25.1% and 25.6% for the respective 2022 periods.
LAZARD LTD CONVERSION TO U.S. C-CORPORATION
Lazard Ltd announced today its intention to convert to a U.S. C-Corporation effective January 1, 2024. The conversion is expected to be non-taxable to Lazard and its shareholders and timing is subject to compliance with global regulatory requirements. As we build on our foundation for earnings growth across our businesses, we believe the conversion to a corporation will simplify shareholders' tax reporting, may act as a catalyst for enhanced shareholder ownership and potentially provides increased liquidity benefits for our stock. Conversion to a C-Corporation is expected to result in a low single-digit increase to our effective tax rate, subject to a normalized level of earnings.
CAPITAL MANAGEMENT AND BALANCE SHEET
In the third quarter of 2023, Lazard returned $52 million to shareholders, which included: $43 million in dividends; $3 million in repurchases of our common stock; and $5 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
In the first nine months of 2023, Lazard returned $285 million to shareholders, which included: $129 million in dividends; $102 million in repurchases of our common stock; and $54 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
During the first nine months of 2023, we repurchased 2.8 million shares. As of September 30, 2023, our remaining share repurchase authorization was $200 million.
On October 25, 2023, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on November 17, 2023, to stockholders of record on November 6, 2023.
Lazard’s financial position remains strong. As of September 30, 2023, our cash and cash equivalents were $653 million. Stockholders’ equity related to Lazard’s interests was $361 million.

ENDNOTES
1A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.
2Third-quarter and first-nine-months 2023 adjusted results1 exclude $4.6 million, relating to losses associated with cost-saving initiatives; pre-tax charges of $11.1 million and $178.5 million, respectively, relating to expenses associated with cost-saving initiatives; first-nine-months pre-tax charges of $10.7 million relating to expenses associated with senior management transition, a benefit pursuant to tax receivable agreement obligation (“TRA”) of $40.4 million, and $19.1 million relating to certain asset impairment charges. On a U.S. GAAP basis, these resulted in a net charge of $3.1 million, or $0.03, per share, diluted, for the third quarter, and a net charge of $149.1 million, or $1.68, per share, diluted, for the first nine months of 2023.
3In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges), a non-GAAP measure. We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation while targeting a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

CONFERENCE CALL
Lazard will host a conference call at 8:00 a.m. ET on October 26, 2023, to discuss the company’s financial results for the third quarter and first nine months of 2023. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 800-245-3047 (toll-free, U.S. and Canada) or +1 203-518-9765 (outside of the U.S. and Canada), 15 minutes prior to the start of the call. Conference ID: LAZQ323.
A replay of the conference call will be available by 10:00 a.m. ET, October 26, 2023, via the Lazard Investor Relations website at www.lazard.com, or by dialing +1 800-839-3012 (toll-free, U.S. and Canada) or +1 402-220-7232 (outside of the U.S. and Canada).
ABOUT LAZARD
Lazard, one of the world's preeminent financial advisory and asset management firms, operates in North and South America, Europe, Asia and Australia. Celebrating its 175th year, the firm provides advice on mergers and acquisitions, capital markets and other strategic matters, restructuring and liability management, and asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:
•A decline in general economic conditions or the global or regional financial markets;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels
•In the event of a change or adverse interpretation of relevant income tax law, regulation or treaty, or a failure to qualify for treaty benefits, or in the event tax authorities challenge our tax computations or classifications.
Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.
***
LAZ-EPE

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2023	2023	2022	2023	2022

Total revenue	$543,170	$662,318	$746,431	(18%)	(27%)
Interest expense	(19,252)	(19,204)	(19,687)
Net revenue	523,918	643,114	726,744	(19%)	(28%)
Operating expenses:
Compensation and benefits	364,605	572,231	420,937	(36%)	(13%)

Occupancy and equipment	33,108	32,800	30,696
Marketing and business development	20,754	28,582	19,633
Technology and information services	46,897	51,370	44,579
Professional services	20,451	21,402	15,665
Fund administration and outsourced services	27,884	28,968	27,110
Amortization and other acquisition-related costs	96	95	15
Other	14,980	17,739	9,967
Subtotal	164,170	180,956	147,665	(9%)	11%
Operating expenses	528,775	753,187	568,602	(30%)	(7%)

Operating income (loss)	(4,857)	(110,073)	158,142	96%	NM

Provision (benefit) for income taxes	(11,631)	10,303	35,350	NM	NM
Net income (loss)	6,774	(120,376)	122,792	NM	(94%)
Net income (loss) attributable to noncontrolling interests	(365)	3,637	16,995
Net income (loss) attributable to Lazard Ltd	$7,139	($124,013)	$105,797	NM	(93%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	89,425,900	88,729,654	93,275,631	1%	(4%)
Diluted	94,309,224	88,729,654	98,865,156	6%	(5%)

Net income (loss) per share:
Basic	$0.07	($1.41)	$1.11	NM	(94%)
Diluted	$0.06	($1.41)	$1.06	NM	(94%)

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Nine Months Ended
	September 30,	September 30,
($ in thousands, except per share data)	2023	2022	% Change

Total revenue	$1,767,399	$2,123,233	(17%)
Interest expense	(57,931)	(62,051)
Net revenue	1,709,468	2,061,182	(17%)
Operating expenses:
Compensation and benefits	1,386,803	1,181,608	17%

Occupancy and equipment	97,681	91,344
Marketing and business development	72,098	56,429
Technology and information services	142,307	124,577
Professional services	66,179	48,243
Fund administration and outsourced services	83,428	85,364
Amortization and other acquisition-related costs	239	45
Other	53,022	29,864
Subtotal	514,954	435,866	18%
Benefit pursuant to tax receivable agreement	(40,435)	–
Operating expenses	1,861,322	1,617,474	15%

Operating income (loss)	(151,854)	443,708	NM

Provision (benefit) for income taxes	(23,053)	108,290	NM
Net income (loss)	(128,801)	335,418	NM
Net income attributable to noncontrolling interests	10,245	20,265
Net income (loss) attributable to Lazard Ltd	($139,046)	$315,153	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	88,582,468	98,161,027	(10%)
Diluted	88,582,468	103,268,378	(14%)

Net income (loss) per share:
Basic	($1.60)	$3.16	NM
Diluted	($1.60)	$3.03	NM

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP)

	September 30,	December 31,
($ in thousands)	2023	2022

ASSETS

Cash and cash equivalents	$653,355	$1,234,773
Deposits with banks and short-term investments	319,382	779,246
Restricted cash	34,038	625,381
Receivables	632,133	652,758
Investments	657,880	698,977
Property	229,626	250,073
Goodwill and other intangible assets	394,094	377,330
Operating lease right-of-use assets	413,172	431,608
Deferred tax assets	507,952	407,657
Other assets	453,874	394,758

Total Assets	$4,295,506	$5,852,561

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY

Liabilities

Deposits and other customer payables	$462,841	$921,834
Accrued compensation and benefits	496,711	735,576
Operating lease liabilities	492,036	513,688
Tax receivable agreement obligation	118,546	191,189
Senior debt	1,689,579	1,687,714
Other liabilities	534,451	543,690
Total liabilities	3,794,164	4,593,691

Commitments and contingencies

Redeemable noncontrolling interests	81,781	583,471

Stockholders' equity

Preferred stock, par value $.01 per share	–	–
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	202,617	167,890
Retained earnings	1,388,508	1,676,713
Accumulated other comprehensive loss, net of tax	(293,059)	(295,854)
Subtotal	1,299,194	1,549,877
Class A common stock held by subsidiaries, at cost	(937,876)	(993,414)
Total Lazard Ltd stockholders' equity	361,318	556,463
Noncontrolling interests	58,243	118,936
Total stockholders' equity	419,561	675,399

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,295,506	$5,852,561

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2023	2023	2022	2023	2022

Revenues:

Financial Advisory	$261,441	$344,167	$453,664	(24%)	(42%)
Asset Management	262,162	267,058	262,559	(2%)	–%
Corporate	8,014	8,801	7,328	(9%)	9%

Operating revenue (b)	$531,617	$620,026	$723,551	(14%)	(27%)

Expenses:

Adjusted compensation and benefits expense (c)	$363,626	$424,097	$434,131	(14%)	(16%)
Ratio of adjusted compensation to operating revenue	68.4%	68.4%	60.0%

Non-compensation expense (d)	$137,450	$143,677	$128,263	(4%)	7%
Ratio of non-compensation to operating revenue	25.9%	23.2%	17.7%

Earnings:

Earnings from operations (e)	$30,541	$52,252	$161,157	(42%)	(81%)
Operating margin (f)	5.7%	8.4%	22.3%

Adjusted net income (g)	$10,268	$22,692	$106,472	(55%)	(90%)

Diluted adjusted net income per share	$0.10	$0.24	$1.05	(58%)	(90%)

Diluted weighted average shares (h)	98,282,239	95,620,902	101,603,367	3%	(3%)

Effective tax rate (i)	8.4%	31.2%	25.1%
This presentation includes non-U.S. GAAP ("non-GAAP") measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Nine Months Ended
	September 30,	September 30,
($ in thousands, except per share data)	2023	2022	% Change

Revenues:

Financial Advisory	$879,469	$1,248,586	(30%)
Asset Management	793,865	840,047	(5%)
Corporate	5,327	9,464	(44%)

Operating revenue (b)	$1,678,661	$2,098,097	(20%)

Expenses:

Adjusted compensation and benefits expense (c)	$1,186,813	$1,238,240	(4%)
Ratio of adjusted compensation to operating revenue	70.7%	59.0%

Non-compensation expense (d)	$423,385	$376,330	13%
Ratio of non-compensation to operating revenue	25.2%	17.9%

Earnings:

Earnings from operations (e)	$68,463	$483,527	(86%)
Operating margin (f)	4.1%	23.1%

Adjusted net income (g)	$10,012	$317,272	(97%)

Diluted adjusted net income per share	$0.10	$3.02	(97%)

Diluted weighted average shares (h)	96,882,516	105,183,136	(8%)

Effective tax rate (i)	3.9%	25.6%
This presentation includes non-U.S. GAAP ("non-GAAP") measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
ASSETS UNDER MANAGEMENT ("AUM")
(unaudited)
($ in millions)

	As of			Variance
	September 30,	June 30,	December 31,
	2023	2023	2022	Qtr to Qtr	YTD

Equity:
Emerging Markets	$23,606	$24,554	$21,557	(3.9%)	9.5%
Global	49,709	51,602	46,861	(3.7%)	6.1%
Local	48,016	51,223	47,504	(6.3%)	1.1%
Multi-Regional	53,417	57,346	51,473	(6.9%)	3.8%
Total Equity	174,748	184,725	167,395	(5.4%)	4.4%
Fixed Income:
Emerging Markets	9,069	9,196	8,944	(1.4%)	1.4%
Global	10,924	11,347	11,029	(3.7%)	(1.0%)
Local	5,868	6,008	5,352	(2.3%)	9.6%
Multi-Regional	19,317	19,300	18,061	0.1%	7.0%
Total Fixed Income	45,178	45,851	43,386	(1.5%)	4.1%
Alternative Investments	3,593	3,959	3,812	(9.3%)	(5.7%)
Other Alternative Investments	2,799	2,713	–	3.2%	NM
Private Equity	1,298	1,387	1,038	(6.4%)	25.0%
Cash Management	648	705	494	(8.1%)	31.2%
Total AUM	$228,264	$239,340	$216,125	(4.6%)	5.6%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022		2023	2022

AUM - Beginning of Period	$239,340	$216,626		$216,125	$273,739

Net Flows (j)	(1,994)	(2,006)		8	(13,180)
Market and foreign exchange
appreciation (depreciation)	(9,082)	(16,854)		12,131	(62,793)

AUM - End of Period	$228,264	$197,766		$228,264	$197,766

Average AUM	$236,298	$212,259		$232,817	$232,839

% Change in average AUM	11.3%			–%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD
RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands, except per share data)	2023	2023	2022	2023	2022

Operating Revenue
Net revenue - U.S. GAAP Basis	$523,918	$643,114	$726,744	$1,709,468	$2,061,182

Adjustments:
Revenue related to noncontrolling interests (k)	(2,895)	(6,237)	(20,847)	(19,955)	(32,302)
(Gains) losses related to Lazard Fund Interests ("LFI") and other similar arrangements	10,598	(9,675)	16,180	(15,530)	65,601
Distribution fees, reimbursable deal costs, bad debt expense and other (l)	(23,880)	(26,338)	(17,588)	(76,899)	(53,493)
Asset impairment charges (m)	–	–	–	19,129	–
Losses associated with cost-saving initiatives (n)	4,647	–	–	4,647	–
Interest expense	19,229	19,162	19,062	57,801	57,109

Operating revenue, as adjusted (b)	$531,617	$620,026	$723,551	$1,678,661	$2,098,097

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$364,605	$572,231	$420,937	$1,386,803	$1,181,608

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	10,598	(9,675)	16,180	(15,530)	65,601
Expenses associated with cost-saving initiatives (o)	(8,941)	(136,608)	–	(166,289)	–
Expenses associated with senior management transition (p)	–	–	–	(10,674)	–
Compensation related to noncontrolling interests (k)	(2,636)	(1,851)	(2,986)	(7,497)	(8,969)

Compensation and benefits expense, as adjusted (c)	$363,626	$424,097	$434,131	$1,186,813	$1,238,240

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$164,170	$180,956	$147,665	$514,954	$435,866

Adjustments:
Expenses associated with cost-saving initiatives (o)	(2,119)	(10,097)	–	(12,216)	–
Expenses related to office space reorganization (q)	–	–	(933)	–	(2,928)
Distribution fees, reimbursable deal costs, bad debt expense and other (l)	(23,880)	(26,338)	(17,588)	(76,899)	(53,493)
Amortization and other acquisition-related costs	(96)	(95)	(15)	(239)	(45)
Non-compensation expense related to noncontrolling interests (k)	(625)	(749)	(866)	(2,215)	(3,070)

Non-compensation expense, as adjusted (d)	$137,450	$143,677	$128,263	$423,385	$376,330

Pre-Tax Income and Earnings From Operations
Operating Income (Loss) - U.S. GAAP Basis	($4,857)	($110,073)	$158,142	($151,854)	$443,708

Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (r)	–	–	–	(40,435)	–
Asset impairment charges (m)	–	–	–	19,129	–
Losses associated with cost-saving initiatives (n)	4,647	—	—	4,647	—
Expenses associated with cost-saving initiatives (o)	11,060	146,705	–	178,505	–
Expenses associated with senior management transition (p)	–	–	–	10,674	–
Expenses related to office space reorganization (q)	–	–	933	–	2,928
Net income (loss) related to noncontrolling interests (k)	364	(3,637)	(16,995)	(10,246)	(20,265)
Pre-tax income, as adjusted	11,214	32,995	142,080	10,420	426,371
Interest expense	19,229	19,162	19,062	57,801	57,109
Amortization and other acquisition-related costs	98	95	15	242	47
Earnings from operations, as adjusted (e)	$30,541	$52,252	$161,157	$68,463	$483,527

Net Income attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	$7,139	($124,013)	$105,797	($139,046)	$315,153
Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (r)	–	–	–	(40,435)	–
Asset impairment charges (m)	–	–	–	19,129	–
Losses associated with cost-saving initiatives (n)	4,647	—	–	4,647	–
Expenses associated with cost-saving initiatives (o)	11,060	146,705	–	178,505	–
Expenses associated with senior management transition (p)	–	–	–	10,674	–
Expenses related to office space reorganization (q)	–	–	933	–	2,928
Tax benefit allocated to adjustments	(12,578)	–	(258)	(23,462)	(809)

Net income, as adjusted (g)	$10,268	$22,692	$106,472	$10,012	$317,272

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	94,309,224	88,729,654	98,865,156	88,582,468	103,268,378
Adjustment: participating securities including profits interest participation rights and other	3,973,015	6,891,248	2,738,211	8,300,048	1,914,758

Diluted Weighted Average Shares Outstanding, as adjusted (h)	98,282,239	95,620,902	101,603,367	96,882,516	105,183,136

Diluted net income (loss) per share:
U.S. GAAP Basis	$0.06	($1.41)	$1.06	($1.60)	$3.03
Non-GAAP Basis, as adjusted	$0.10	$0.24	$1.05	$0.10	$3.02
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD
RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands)	2023	2023	2022	2023	2022

Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$33,108	$32,800	$30,696	$97,681	$91,344
Marketing and business development	20,754	28,582	19,633	72,098	56,429
Technology and information services	46,897	51,370	44,579	142,307	124,577
Professional services	20,451	21,402	15,665	66,179	48,243
Fund administration and outsourced services	27,884	28,968	27,110	83,428	85,364
Amortization and other acquisition-related costs	96	95	15	239	45
Other	14,980	17,739	9,967	53,022	29,864
Non-compensation expense - Subtotal - U.S. GAAP Basis	$164,170	$180,956	$147,665	$514,954	$435,866

Non-compensation expense - Adjustments:
Occupancy and equipment (k) (o) (q)	($762)	($878)	($944)	($1,701)	($3,059)
Marketing and business development (k) (l) (o)	(3,659)	(5,164)	(2,516)	(11,551)	(5,784)
Technology and information services (k) (l) (o)	(612)	(7,436)	(23)	(8,121)	(114)
Professional services (k) (l) (o) (q)	(1,711)	(1,989)	(510)	(5,102)	(1,651)
Fund administration and outsourced services (k) (l)	(16,432)	(17,282)	(14,362)	(48,693)	(46,554)
Amortization and other acquisition-related costs	(96)	(95)	(15)	(239)	(45)
Other (k) (l) (o) (q)	(3,448)	(4,435)	(1,032)	(16,162)	(2,329)
Subtotal Non-compensation adjustments	($26,720)	($37,279)	($19,402)	($91,569)	($59,536)

Non-compensation expense, as adjusted:
Occupancy and equipment	$32,346	$31,922	$29,752	$95,980	$88,285
Marketing and business development	17,095	23,418	17,117	60,547	50,645
Technology and information services	46,285	43,934	44,556	134,186	124,463
Professional services	18,740	19,413	15,155	61,077	46,592
Fund administration and outsourced services	11,452	11,686	12,748	34,735	38,810
Amortization and other acquisition-related costs	–	–	–	–	–
Other	11,532	13,304	8,935	36,860	27,535
Non-compensation expense, as adjusted (d)	$137,450	$143,677	$128,263	$423,385	$376,330

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD
Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)	A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (k) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (l) below), (iv) for the nine month period ended September 30, 2023, asset impairment charges (see (m) below), (v) for the three and nine month periods ended September 30, 2023, losses associated with cost-saving initiatives (see (n) below), and (vi) interest expense primarily related to corporate financing activities.

(c)	A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three and nine month periods ended September 30, 2023 and for the three month period ended June 30, 2023, expenses associated with cost-saving initiatives (see (o) below), (iii) for the nine month period ended September 30, 2023, expenses associated with senior management transition (see (p) below), and (iv) compensation and benefits related to noncontrolling interests (see (k) below).

(d)	A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2023 and for the three month period ended June 30, 2023, expenses associated with cost-saving initiatives (see (o) below), (ii) for the three and nine month periods ended September 30, 2022, expenses related to office space reorganization (see (q) below), (iii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (l) below), (iv) amortization and other acquisition-related costs, and (v) expenses related to noncontrolling interests (see (k) below).

(e)	A non-GAAP measure which excludes (i) for the nine month period ended September 30, 2023, a benefit pursuant to tax receivable agreement obligation ("TRA") (see (r) below), (ii) for the nine month period ended September 30, 2023, asset impairment charges (see (m) below), (iii) for the three and nine month periods ended September 30, 2023 and for the three month period ended June 30, 2023, losses and expenses associated with cost-saving initiatives (see (n) and (o) below), (iv) for the nine month period ended September 30, 2023, expenses associated with senior management transition (see (p) below), (v) for the three month and nine month periods ended September 30, 2022, expenses related to office space reorganization (see (q) below), (vi) net revenue and expenses related to noncontrolling interests (see (k) below), (vii) interest expense primarily related to corporate financing activities, and (viii) amortization and other acquisition-related costs.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)	A non-GAAP measure which excludes (i) for the nine month period ended September 30, 2023, a benefit pursuant to tax receivable agreement obligation (see (r) below), (ii) for the nine month period ended September 30, 2023, asset impairment charges (see (m) below), (iii) for the three and nine month periods ended September 30, 2023 and for the three month period ended June 30, 2023, losses and expenses associated with cost-saving initiatives (see (n) and (o) below), (iv) for the nine month period ended September 30, 2023, expenses associated with senior management transition (see (p) below), and (v) for the three and nine month periods ended September 30, 2022, expenses related to office space reorganization (see (q) below), net of tax benefits.

(h)	A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share. In addition, for the three month period ended June 30, 2023 and for the nine month period ended September 30, 2023, includes dilutive effect of weighted average number of incremental shares of common stock issuable from share-based incentive compensation.

(i)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $946, $10,303, and $35,608 for the three month periods ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively, $408 and $109,099 for the nine month periods ended September 30, 2023 and 2022 and the denominator of which is pre-tax income of $11,214, $32,995, and $142,080 for the three month periods ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively, $10,420 and $426,371 for the nine month periods ended September 30, 2023 and 2022.

(j)	For the nine month period ended September 30, 2023, includes approximately $3.9 billion of net flows related to a wealth management acquisition.

(k)	Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(l)	Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees and other receivables that are deemed uncollectible.

(m)	Represents certain asset impairment charges.

(n)	Represents losses associated with the closing of certain offices as part of the cost-saving initiatives including the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss and transactions related to foreign currency exchange.

(o)	Represents expenses associated with cost-saving initiatives including closing certain offices over the course of 2023.

(p)	Represents expenses associated with senior management transition reflecting the departure of certain executive officers.

(q)	Represents building depreciation and other costs related to office space reorganization.

(r)	Pursuant to the periodic revaluation of the TRA liability and the assumptions reflected in the estimate, the revaluation had the effect of reducing the estimated liability under the TRA. As a result, the Company recorded a “benefit pursuant to tax receivable agreement” of $40,435 for the nine month period ended September 30, 2023.

NM	Not meaningful